Exhibit 10.1

Execution Version

INVESTORS’ AND REGISTRATION RIGHTS AGREEMENT

among

CHENIERE ENERGY, INC.,

CHENIERE ENERGY PARTNERS GP, LLC,

CHENIERE ENERGY PARTNERS, L.P.,

CHENIERE CLASS B UNITS HOLDINGS, LLC,

and

BLACKSTONE CQP HOLDCO LP

and

the other INVESTORS named herein

Dated as of July 31, 2012

TABLE OF CONTENTS

Page

1 Definitions	1

2 Corporate Governance	8

3 Registration Rights	8

4 Information Rights; Confidentiality; Trading; Standstill	23

5 Other Agreements	30

6 Miscellaneous	32

Exhibit A – Joinder Agreement

Schedule 5.2 – Gas Supply Plan and Risk Management Policy Principles

Schedule 5.3 – Insurance

i

INVESTORS’ AND REGISTRATION RIGHTS AGREEMENT

This Investors’ and Registration Rights Agreement (this “Agreement”) is made and entered into as of July 31, 2012, by and among (i) Cheniere Energy, Inc., a Delaware corporation (the “Company”), (ii) Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), (iii) Cheniere Energy Partners, L.P., a Delaware limited partnership (“CQP”), (iv) Cheniere Class B Units Holdings, LLC, a Delaware limited liability company, and (v) Blackstone CQP Holdco LP, a Delaware limited partnership (the “Purchaser” or the “Investor” and together with all assignees of Investor’s rights pursuant to Section 4.4.7, collectively the “Investors”).

W I T N E S S E T H:

This Agreement is made in connection with the potential sale of Class B Units of CQP to (i) the Purchaser pursuant to the Unit Purchase Agreement, dated as of May 14, 2012, by and among CQP, the Company and the Purchaser (as amended, restated or otherwise modified from time to time, the “Unit Purchase Agreement”), and (ii) to Cheniere Class B Units Holdings, LLC pursuant to the CEI Unit Purchase Agreement, dated as of May 14, 2012, by and among CQP, the Company and Cheniere LNG Terminals, Inc. (as predecessor-in-interest to Cheniere Class B Units Holdings, LLC) (as amended, restated or otherwise modified from time to time, the “CEI Unit Purchase Agreement”).

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree (in the case of the Investors, severally and not jointly) as follows:

1	Definitions

1.1	Definitions of Certain Terms

For purposes of this Agreement, the following terms have the indicated meanings:

“Actual Conversion Date” has the meaning set forth in the CQP Partnership Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise. Any Affiliate of the Company, the General Partner or the Partnership Group shall not be deemed an Affiliate of the Purchaser for purposes of this Agreement.

“Agreement” is defined in the preamble to this Agreement.

“AMEX” means the NYSE Amex Equities.

“Automatic Shelf Registration Statement” is defined in Section 3.1.1.

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including the Bank Holding Company Act and the Federal Reserve Act.

“Basic Documents” has the meaning set forth in the Unit Purchase Agreement.

“Blackstone Management Group” means the following Persons: Blackstone Management Partners L.L.C., the Blackstone Group L.P., BMA VI L.L.C., BCP VI Side-by-Side GP L.L.C., Blackstone EMA L.L.C., BEP Side-by-Side GP L.L.C., and any successor to any of the foregoing.

“Business Day” means any day other than Saturday or Sunday which are not recognized holidays for either national banking associations and the SEC.

“CEI Board” is defined in Section 5.4.

“CEI Unit Purchase Agreement” is defined in the recitals of this Agreement.

“Class B Units” has the meaning set forth in the CQP Partnership Agreement.

“Common Terms Agreement” means that certain Common Terms Agreement, dated as of July 31, 2012, among Sabine Pass Liquefaction, LLC, as borrower, and the secured debt holder group representatives and secured hedge representatives from time to time parties thereto, and Sociètè Gènèrale, as the common security trustee, as amended, restated or otherwise modified from time to time; provided, however, that any amendment, restatement or modification of (i) the defined terms “Obligations” and “Required Secured Parties” appearing therein (including any defined term used therein) shall require the consent of the Purchaser to the extent that such amendment, restatement or modification adversely affects the Purchaser and (ii) the defined term “Project Completion Date” appearing therein (including any defined term used therein) shall require the consent of the Purchaser to the extent that the Lender Lock-Up Period may be extended beyond the date thereof (as determined under the definition in existence as of the date of this Agreement) as a result of such amendment, restatement or modification.

“Common Unit Equivalent” has the meaning set forth in the CQP Partnership Agreement.

“Common Units” has the meaning set forth in the CQP Partnership Agreement.

“Company” is defined in the preamble to this Agreement.

“Competing Assets” is defined in Section 6.4.

“Competing Asset Opportunity” is defined in Section 6.4.

“Company’s Counsel” is defined in Section 3.7.2.

“Company Holder” means each of the wholly owned subsidiaries of the Company party to the CEI Unit Purchase Agreement and Subscription Agreement or its respective eligible transferees, so long as such Person holds Registrable Securities.

“Competing MLP” is defined in Section 6.4.

“Confidential Information” is defined in Section 4.2.1.

“Consultant” is defined in Section 4.1.2.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of any Class B Units pursuant to the terms of the CQP Partnership Agreement.

“CQP” is defined in the preamble to this Agreement.

“CQP Board” means the board of directors of the General Partner.

“CQP Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of CQP, entered into in connection with the Initial Funding, as such agreement may be amended, restated or otherwise modified from time to time (or any similar governing document of any successor).

“Effectiveness Period” is defined in Section 3.1.4.

“EPC Contract” has the meaning set forth in the General Partner LLC Agreement.

“Evaluation Material” means all information provided to the Purchaser or the Purchaser’s Representatives by the Company or the Company’s Representatives in connection with the investment by the Purchaser made pursuant to the Unit Purchase Agreement, including all analyses, compilations, forecasts, studies or other documents prepared by or for the Purchaser or the Purchaser’s Representatives that contain or reflect any such information, whether provided or created before, on or after the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Filing Date” is defined in Section 3.1.4.

“Financing” means any debt or equity financing or refinancing to be offered or incurred by any member of the Partnership Group following the Initial Funding Date.

“Follow-on Funding” has the meaning set forth in the Unit Purchase Agreement.

“General Partner” is defined in the preamble to this Agreement.

“General Partner LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the General Partner, entered into in connection with the Initial Funding, as such agreement may be amended, restated or otherwise modified from time to time (or any similar governing document or any successor).

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Independent CQP Directors” has the meaning set forth in the General Partner LLC Agreement.

“Initial Funding” has the meaning set forth in the Unit Purchase Agreement.

“Initial Funding Date” has the meaning set forth in the Unit Purchase Agreement.

“Investor(s)” is defined in the preamble to this Agreement.

“Investor Approval Period” means the period beginning on the Initial Funding Date and ending on the date that the Investors and their respective Affiliates and successors (the “Investors Group”) collectively own (including any Remaining Units not yet purchased pursuant to the Unit Purchase Agreement) less than (i) 20% of the aggregate number of outstanding Common Units, Subordinated Units and Class B Units (measured on an as-converted basis) and (ii) 50,000,000 Common Unit Equivalents (adjusted for splits and combinations).

“Investor CQP Directors” has the meaning set forth in the General Partner LLC Agreement.

“Investors’ Counsel” is defined in Section 3.7.2.

“Joinder Agreement” means a joinder agreement in the form attached as Exhibit A hereto.

“Law” means any applicable federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule, rule of common law or regulation promulgated by a Governmental Authority.

“Lead Investor” is defined in Section 3.4.2.

“Lender Lock-up Period” is defined in Section 4.4.2.

“Liquefaction Project” has the meaning set forth in the Unit Purchase Agreement.

“Losses” is defined in Section 3.8.1.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Notice” is defined in Section 6.1.1.

“Participating Investor” means an Investor or a Company Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Partnership Group” has the meaning set forth in the CQP Partnership Agreement.

“Person” means an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Piggyback Registration” is defined in Section 3.5.1.

“Property Insurance” is defined in Section 5.3.

“Purchaser” is defined in the preamble of this Agreement.

“Purchaser Nominee” is defined in Section 5.4.

“Registrable Securities” means any and all Common Units held by an Investor, a Company Holder or their respective Affiliates from and after the Initial Funding Date; provided that, any Common Unit shall cease to be a Registrable Security if (i) a Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (iii) such Registrable Security is held by any member of the Partnership Group; or (iv) such Registrable Security is eligible for resale under Rule 144(b)(1) without restriction or limitation.

“Registration Expenses” is defined in Section 3.7.1.

“Registration Request” is defined in Section 3.2.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“Regulatory Problem” means any set of facts or circumstances in which the ownership by an Investor or its equity holders, directly or indirectly, of any Registrable Securities (i) gives rise to a material violation of applicable Law, or gives rise to a reasonable belief by an Investor (based on advice of counsel) that such violation will arise, (ii) gives rise to a limitation under applicable Law that will impair materially the ability of an Investor or its equity holders to conduct its business or gives rise to a reasonable belief by an Investor (based on advice of counsel) that such a limitation will arise, or (iii) gives rise to a requirement under applicable Law, including Banking Regulations and applicable securities Laws, that such Registrable Securities be Transferred to a third party.

“Related Persons” means (i) the Purchaser, (ii) those Persons who are Affiliates of the Purchaser, (iii) limited partners or equityholders of an Investor that is an Affiliate of the Purchaser, (iv) Investors who holds Class B Units or Conversion Units as a result of a Transfer from (x) the Purchaser or (y) any other Affiliate of the Purchaser, in each case of which such Investor is (or was at the time of such Transfer) an Affiliate, limited partner or equityholder, and (v) those Persons who are “accredited investors” as defined under the Securities Act and hold or will hold Class B Units or Conversion Units because of a Transfer occurring as a result of an Investor or any of its equity holders having a Regulatory Problem. Without limiting anything in this Agreement to the contrary, the parties hereto acknowledge that Affiliates of the Purchaser shall include members of the Blackstone Management Group.

“Representative” means, (i) with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person and, (ii) when used with respect to the Purchaser or an Investor, also includes such Person’s direct and indirect stockholders, partners, members, subsidiaries, parent companies and other Affiliates.

“Restricted Period” is defined in Section 4.4.1.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Service Agreements” has the meaning set forth in the Unit Purchase Agreement.

“Service Companies” is defined in Section 4.4.4.

“Shelf Registration Statement” is defined in Section 3.1.3.

“Significant Event” has the meaning set forth in the CQP Partnership Agreement.

“Significant Holder” is defined in Section 4.1.1.

“Subordinated Units” has the meaning set forth in the CQP Partnership Agreement.

“Subscription Agreement” means that certain Subscription Agreement, dated as of May 14, 2012, by and among CQP, the Company and Cheniere LNG Terminals, Inc. (as predecessor-in-interest to Cheniere Class B Units Holdings, LLC).

“Subsidiary” or “Subsidiaries” has the meaning set forth in the CQP Partnership Agreement.

“Traditional Shelf Registration Statement” is defined in Section 3.1.3.

“Transfer” means (i) with respect to any asset, take any action or enter into any transaction or arrangement that sells, assigns, conveys, exchanges, transfers to another Person or is designed to, or might reasonably be expected to, result in the sale, assignment, conveyance, exchange or transfer to any Person; and (ii) with respect to any securities, (A) offer, sell, Contract to sell, sell any option or Contract to purchase, purchase any option or Contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly or (B) enter into any swap or other transaction or arrangement that sells, assigns, conveys, exchanges, transfers or that is designed to, or that might reasonably be expected to, result in the sale, assignment, conveyance, exchange or transfer to another, in whole or in part, of any of the economic consequences of ownership of such securities.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Unit Purchase Agreement” is defined in the recitals of this Agreement.

“WKSI” is defined in Section 3.1.1.

1.2	Headings; Table of Contents

Headings and table of contents should be ignored in construing this Agreement.

1.3	Singular, Plural, Gender

In this Agreement, unless the context otherwise requires, references to one gender include all genders and references to the singular include the plural and vice versa.

1.4	Interpretation

Article and Section references in this Agreement are references to the corresponding Article and Section in this Agreement, unless otherwise specified. All references to instruments, documents and Contracts are references to such instruments, documents and Contracts as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any member of the Partnership Group has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of CQP unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any Investor, such action shall be in such Investor’s sole discretion, unless otherwise specified in this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

2	Corporate Governance

2.1	General Partner LLC Agreement Amendments

2.1.1	During the Investor Approval Period, the Company shall not, and the Company shall cause the members of the General Partner not to, amend the General Partner LLC Agreement in a manner that would be adverse to the rights and economics of the Investors in any material respect without the prior written consent of each of the Investor CQP Directors.

2.1.2	From the date hereof until the end of the Investor Approval Period, the Company and CQP shall require any successor to the General Partner to assume the obligations of the General Partner set forth herein and agree to abide by the terms hereof, and to execute legally binding documentation confirming such agreement for the benefit of CQP and the Investors.

3	Registration Rights

3.1	Shelf Registrations

3.1.1	Up to and until such time as CQP both (a) qualifies as a “well-known seasoned issuer” as such term is defined in Rule 405 under the Securities Act (a “WKSI”) and (b) has filed an automatic shelf Registration Statement using Form S-3 or any comparable or successor form or forms or any similar short-form registration (the “Automatic Shelf Registration Statement”), which has been declared effective, and which each Investor and each Company Holder may use to sell any or all Registrable Securities owned by such Investor or such Company Holder, CQP shall use its best efforts to undertake the acts described in this Section 3.1. After such time as CQP is qualified as a WKSI, and only so long as (x) the Automatic Shelf Registration Statement remains effective and (y) each Investor and each Company Holder may continue to use the Automatic Shelf Registration Statement to sell any or all Registrable Securities owned by such Investor or such Company Holder, where anything in this Section 3.1 requires that CQP take any actions, CQP shall use its reasonable best efforts to undertake the acts described below in this Section 3.1.

3.1.2	If eligible, CQP shall file an Automatic Shelf Registration Statement for the then-outstanding Common Units issued upon conversion of Class B Units and the Conversion Units, and the sale of such Common Units on a continuous or delayed basis, and with a plan of distribution limited to firm commitment underwritings pursuant to Rule 415 under the Securities Act upon or immediately after the occurrence of any event that would give a holder of Class B Units the right to optional conversion of such Class B Units to Common Units pursuant to the CQP Partnership Agreement.

3.1.3	Promptly after the initial Actual Conversion Date in which Common Units with a fair market value of at least $100 million are or have been received upon conversion of the Class B Units, if (i) an Automatic Registration Statement previously filed by CQP prior to the Actual Conversion Date has been declared effective and (ii) each Investor and each Company Holder has been able to use such Automatic Registration Statement to sell any or all Registrable Securities owned by such Investor or such Company Holder, CQP shall file a Registration Statement using Form S-3 or any comparable or successor form or forms or any similar short form registration (the “Traditional Shelf Registration Statement”; and together with the Automatic Shelf Registration Statement, the “Shelf Registration Statements”) for the sale of such Registrable Securities on a continuous or delayed basis and without limitation as to methods of distribution pursuant to Rule 415 under the Securities Act from and after the initial Actual Conversion Date.

3.1.4	Upon filing any Shelf Registration Statement, CQP will, if applicable, (i) cause such Traditional Shelf Registration Statement to be declared effective as soon as practicable (the “Filing Date”), (ii) keep such Shelf Registration Statement effective with the SEC until all Registrable Securities covered by such Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement or until there are no longer any Registrable Securities outstanding (the “Effectiveness Period”), provided that after the initial Actual Conversion Date, so long as the Traditional Shelf Registration Statement is then effective and includes all Registrable Securities, CQP may elect to file an application for the withdrawal of an Automatic Shelf Registration Statement filed prior to the initial Actual Conversion Date and (iii) add additional Registrable Securities as Class B Units become Conversion Units. Except as otherwise provided in this Section 3.1 or in Section 3.6, any Shelf Registration Statement shall be re-filed upon its expiration, and CQP shall cooperate in any shelf take-down by amending or supplementing the prospectus related to such Shelf Registration Statement as may be reasonably requested by a Participating Investor or as otherwise required. Each Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which such statements are made). As soon as practicable following the date that such Shelf Registration Statement becomes effective, but in any event within three (3) Business Days of such date, CQP shall provide the Participating Investors with written Notice of the effectiveness of the Shelf Registration Statement.

3.2	Demand Registration

If CQP has not filed, and caused to be effective and maintained the effectiveness of, a Shelf Registration Statement pursuant to Section 3.1, any Investor or any Company Holder may request in writing that CQP effect the registration on a Registration Statement (whether on Form S-1, S-3 or such other form as is required under the circumstances) of all or any part of the Registrable Securities held by such Investor or Company Holder (a “Registration Request”); provided, that such Investor or such Company Holder reasonably anticipates gross proceeds of greater than $100,000,000 from the sales of Registrable Securities in connection with such Registration Request. Promptly after its receipt of any Registration Request but no later than ten (10) days after receipt of such Registration Request, CQP will give written Notice of such request to the other Investors and Company Holders, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by the Participating Investors by written Notice to CQP given within fifteen (15) Business Days after the date CQP has given such Notice of the Registration Request.

3.3	Delay Rights

Notwithstanding anything to the contrary contained herein, CQP may, upon written Notice to any Participating Investor whose Registrable Securities are included in the Shelf Registration Statement, suspend such Participating Investor’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Participating Investor shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement other than the closing of sales already committed for prior to receipt of such Notice to suspend) if CQP (i) is pursuing a material acquisition, disposition, financing, reorganization, recapitalization or similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or related prospectus or (ii) has experienced some other material non-public event, in the case of each of clauses (i) and (ii), the disclosure of which at such time, in the good faith judgment of the CQP Board, would materially and adversely affect CQP; provided, however, that in no event shall the Participating Investors be suspended more than three times for a total of ninety (90) days in the aggregate in any 365-day period (exclusive of days covered by any lock-up agreement executed by a Participating Investor in connection with any Underwritten Offering by CQP or the Participating Investors). Upon disclosure of such information or the termination of the condition described above, CQP shall provide prompt Notice to the Participating Investors whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. CQP will pay all Registration Expenses incurred in connection with any such aborted registration.

3.4	Underwritten Offerings

3.4.1	In the event that any Participating Investor (or group of Participating Investors) elects to dispose of Registrable Securities under a Shelf Registration Statement by means of an Underwritten Offering and reasonably anticipates gross proceeds of greater than $100,000,000, CQP shall, at the request of such Participating Investors, enter into an underwriting agreement in customary form with the Managing Underwriter(s), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 3.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter(s) to expedite or facilitate the disposition of the Registrable Securities.

3.4.2	The Managing Underwriter(s) to administer an Underwritten Offering requested by a Participating Investor will be chosen by the Participating Investor(s) selling a majority (or if no consensus of a majority is obtained, by the Participating Investor selling the greatest number) of Registrable Securities being sold pursuant to such Underwritten Offering (as compared to the other Participating Investors selling Registrable Securities in such Underwritten Offering); provided, that if such Underwritten Offering is a Piggyback Registration, then the Managing Underwriter shall be chosen by CQP. The Participating Investor(s) entitled to designate the Managing Underwriter pursuant to this Section 3.4.2, shall be referred to as the “Lead Investor”.

3.4.3

Any Participating Investor shall notify CQP and the Lead Investor of its election to participate in an Underwritten Offering and the number of Registrable Securities desired to be included therein within ten (10) days after request for such information from CQP or other Participating Investors. No Participating Investor may participate in any Underwritten Offering unless such Participating Investor (i) agrees to sell its Registrable Securities on the basis provided in an underwriting agreement to be entered into by CQP, the Participating Investors and the Managing Underwriter(s), which shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities and (ii) completes and executes all questionnaires, powers of attorney, indemnities and other documents that are customary and reasonably required under the terms of such underwriting agreement. Each Participating Investor may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, CQP to and for the benefit of such Managing Underwriter(s) also be made to and for such Participating Investor’s benefit and that any or all of the conditions precedent to the obligations of such Managing Underwriter(s) under such underwriting agreement also be conditions precedent to its obligations. No Participating Investor shall be required to make any representations or warranties to or agreements with CQP or the Managing Underwriter(s) other than representations, warranties or agreements regarding such Participating Investor and its ownership of the Registrable Securities being registered on its behalf and its intended method of distribution and any other representation required by Law. Each Participating Investor shall cooperate with CQP’s reasonable requests in connection with an Underwritten Offering (it being understood that CQP’s failure to perform its obligations hereunder, which failure is caused by such Participating Investor’s failure to cooperate with such reasonable requests, will not constitute a breach by CQP of this Agreement). Notwithstanding the foregoing, the liability of any Participating Investor in such Underwritten Offering shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Participating Investor’s Registrable Securities. If any Participating Investor disapproves of the terms of the underwriting, such Participating Investor may promptly elect to withdraw therefrom by written Notice to CQP, the Managing Underwriter(s) and the other Participating Investors. No such withdrawal or abandonment shall affect CQP’s obligation to pay Registration Expenses.

3.4.4	CQP will not include in any Underwritten Offering requested by a Participating Investor pursuant to this Section 3.4 any securities that are not Registrable Securities without the prior written consent of the Lead Investor. If the Managing Underwriter(s) advises CQP that in its reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including a material adverse effect on the per unit offering price), CQP will include in such offering only such number of securities that in the reasonable opinion of such Managing Underwriter(s) can be sold without adversely affecting the marketability of the offering (including a material adverse effect on the per unit offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of the Participating Investors selling Registrable Securities, pro rata (if applicable), based on the number of Registrable Securities owned by each such Participating Investor, and (ii) second, any other securities of CQP that have been requested to be so included (including securities being issued by CQP or to be sold by other holders of Common Units with registration rights), subject to the terms of this Agreement.

3.5	Piggyback Registration Rights

3.5.1	Whenever after the Initial Funding Date CQP proposes to register any of its Common Units in connection with a public offering of such securities solely for cash, other than a registration on Form S-4 or Form S-8 (or any successor form), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, CQP will give prompt written Notice to the Investors and the Company Holders of its intention to effect such a registration (but in no event less than ten (10) days prior to the anticipated filing date) and, subject to Section 3.4.3, will include in such registration all Registrable Securities with respect to which CQP has received written requests for inclusion therein within ten (10) days after the date of CQP’s Notice (a “Piggyback Registration”). Any such Participating Investor that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving prompt written Notice to CQP and the Managing Underwriter(s), if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration. CQP may terminate or withdraw any registration under this Section 3.5.1 prior to the effectiveness of such registration, whether or not the Investors have elected to include Registrable Securities in such registration; provided, that if a take down from a Shelf Registration Statement is terminated by CQP, the Investors may continue such offering under the applicable provisions of Section 3.

3.5.2	If the registration referred to in Section 3.5.1 is proposed to be underwritten, CQP will so advise the Participating Investors as a part of the written Notice given pursuant to Section 3.4.1. In such event, the right of the Participating Investors to registration pursuant to this Section 3.5 will be conditioned upon such Participating Investor’s participation in such underwriting and the inclusion of such Participating Investor’s Registrable Securities in the underwriting, and each such Participating Investor will (together with CQP and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by CQP. If any Participating Investor disapproves of the terms of the underwriting, such Participating Investor may promptly elect to withdraw therefrom by written Notice to CQP and the Managing Underwriter(s).

3.5.3

If a Piggyback Registration relates to an Underwritten Offering, and the Managing Underwriter(s) advises CQP that in its reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including a meaningful adverse effect on the per share offering price), CQP will include in such registration or prospectus only such number of securities that in the reasonable opinion of such Managing Underwriter(s) can be sold without adversely affecting the marketability of the offering (including a meaningful adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, securities that CQP, or any requesting holder (or holders) other than the Participating Investors, proposes to sell; provided, however, that if such offering is not CQP’s first primary issuance during any twelve month period and the Participating Investors exercising piggyback registration rights were cut back in any CQP offering during such twelve month period, then CQP and the Participating Investors selling Registrable Securities in such offering shall participate therein pro rata, and (ii) second, the Registrable Securities of the Participating Investors selling Registrable Securities, pro rata (if applicable), based on the number of Registrable Securities owned by each such Participating Investor that have been requested to be so included, subject to the terms of this Agreement. In the event any other holder of Common Units with piggyback registration rights desires to participate in an Underwritten Offering requested by CQP, such Persons shall be entitled to participate in accordance with the foregoing, pro rata, as if they were a Participating Investor under this Agreement. In the event any other holder of Common Units with piggyback registration rights desires to participate in an Underwritten Offering requested by a Participating Investor, such Persons shall be entitled to participate in accordance with the allocations set forth in Section 3.4.4, pro rata as part of any other securities of CQP that have been requested to be so included, subject to the terms of this Agreement.

3.6	Registration Procedures

In connection with its obligations under this Section 3, CQP shall:

3.6.1	Prepare and file with the SEC the Registration Statements with respect to the Registrable Securities in accordance with the terms of this Agreement and make all required filings with the Financial Industry Regulatory Authority; provided that, before filing the Registration Statements or any amendments or supplements thereto, CQP will furnish or otherwise make available to the Investors’ Counsel and the Company’s Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel and provide each Participating Investor the opportunity to object to any information pertaining to such Participating Investor and its plan of distribution that is contained in the Registration Statements and make the corrections reasonably requested by such Participating Investor with respect to such information prior to filing the Registration Statements or supplement or amendment thereto;

3.6.2	Prepare and file with the SEC such amendments and supplements to the Registration Statements as may be necessary to keep (i) unless otherwise provided in Section 3.1, with respect to a Shelf Registration Statement, such Shelf Registration Statement effective for the Effectiveness Period and (ii) with respect to any other Registration Statement contemplated by this Agreement, such other Registration Statement effective for a period of at least 90 days, and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement;

3.6.3	Furnish to each Participating Investor, and each Managing Underwriter, if any, such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B of the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Participating Investor or such Managing Underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Participating Investor, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

3.6.4	Use reasonable best efforts to register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky Laws of such United States jurisdictions as any Participating Investor reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Participating Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Participating Investor (provided that, CQP will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

3.6.5

Promptly notify each Participating Investor and each Managing Underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in any Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 3.3), prepare, and furnish to such Participating Investor and Managing Underwriter, a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration

Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and, in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

3.6.6	Promptly notify each Participating Investor and each Managing Underwriter, if any, (i) when any Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, to the extent that it is aware of such proceedings, (iv) if at any time the representations and warranties of CQP contained in any underwriting agreement contemplated by Section 3.6.10 below cease to be true and correct in any material respect, and (v) of the receipt by CQP of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. Upon the occurrence of an event contemplated in Section 3.6.6(iii) or 3.6.6(v), CQP shall take such action as is commercially reasonable to remove a stop order, suspension, threat thereof or proceedings relating thereto;

3.6.7	Use reasonable best efforts to cause all Registrable Securities to be listed on each securities exchange on which Common Stock issued by CQP is then listed or, if no similar securities issued by CQP are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the AMEX, the New York Stock Exchange or the NASDAQ Stock Market, as determined by CQP;

3.6.8	Provide a transfer agent and registrar for all Registrable Securities not later than the effective date of the applicable Registration Statement;

3.6.9	Enter into such customary agreements (including underwriting agreements and lock-up agreements in customary form (excluding any lock-up by the Company of Registrable Securities), and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Participating Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including making members of management and executives of the General Partner available to participate in “road show,” similar sales events and other marketing activities);

3.6.10	In connection with any Underwritten Offering, make such representations and warranties to the Managing Underwriter(s), if any, with respect to the business of any member of the Partnership Group, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by an issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested;

3.6.11	If requested by any Participating Investor, or the Managing Underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Participating Investor or Managing Underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after CQP has received such request;

3.6.12	In the case of certificated Registrable Securities, cooperate with the Participating Investors and the Managing Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Participating Investor that the Registrable Securities represented by the certificates so delivered by such Participating Investor will be Transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Participating Investors or Managing Underwriter(s), if any, may request at least two (2) Business Days prior to any sale of such Registrable Securities;

3.6.13	Make available for inspection by any Participating Investors, the Investors’ Counsel and the Company’s Counsel, any underwriter participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other agent retained by any such Participating Investor or underwriter, to the extent reasonably requested and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of the Partnership Group, and cause the General Partner’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Participating Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that, it shall be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to CQP and (ii) agree to minimize the disruption to the Partnership Group’s business in connection with the foregoing;

3.6.14	Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

3.6.15	Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.6.16	In connection with any Underwritten Offering, obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by CQP’s independent registered public accountants (and if necessary, any other independent registered public accountants of any business acquired by CQP for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

3.6.17	In connection with any Underwritten Offering, provide legal opinions of CQP’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

3.6.18	Obtain any required regulatory approval necessary for the Participating Investors to sell their Registrable Securities in an offering, other than regulatory approvals required solely as a result of the nature of the Participating Investor.

As a condition to registering Registrable Securities, CQP may require each Participating Investor as to which any registration is being effected to furnish the Company with such information regarding such Participating Investor and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as CQP may from time to time reasonably request in writing.

Each Participating Investor hereunder agrees that, upon receipt of any Notice from the Company of the happening of any event of the kind described in Section 3.3, 3.6.5 and 3.6.6, such Participating Investor will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Participating Investor receives copies of a supplemented or amended prospectus as contemplated by Section 3.6.5 and 3.6.6.

3.7	Registration Expenses

3.7.1	Except as otherwise provided in this Agreement, all expenses incidental to CQP’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, fees of the Financial Industry Regulatory Authority and fees of transfer agents and registrars, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for CQP and all independent certified public accountants and other Persons retained by CQP (all such expenses, “Registration Expenses”), will be borne by CQP. CQP will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Investors and the Company Holders so registered shall pay all underwriting discounts and selling commissions allocable to the sale of then Registrable Securities hereunder and any other Registration Expenses required by Law to be paid by a Participating Investor, pro rata, on the basis of the amount of proceeds from the sale of their shares so registered and sold.

3.7.2	In connection with any registration, CQP will reimburse the Participating Investors for their reasonable and customary expenses (other than underwriters’ discounts and commissions), including the reasonable fees and disbursements of one counsel (the “Investors’ Counsel” in the case of any Investor or the “Company’s Counsel” in the case of any Company Holder).

3.8	Indemnification

3.8.1

In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Section 3, CQP will indemnify and hold harmless each Participating Investor thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Participating Investor or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Participating Investor or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Registration Statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, including any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Participating Investor, its directors, officers, employees, agents, and managers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that CQP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance on, and in conformity with information furnished by such Participating Investor, such underwriter or such controlling Person in writing specifically for use in such Registration Statement, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Investor or any such director, officer, employee, agent, manager or controlling Person, and shall survive the Transfer of such securities by such Participating Investor.

3.8.2

Each Participating Investor agrees to indemnify and hold harmless CQP, its directors, officers, employees and agents and each Person, if any, who controls CQP within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from CQP to the Participating Investors, but only with respect to information regarding such Participating Investor furnished in writing by or on behalf of such Participating Investor expressly for inclusion in a Registration Statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, however, that the liability of each Participating Investor shall not be greater in amount than the dollar amount of the proceeds (net of any expenses paid by such Participating Investor pursuant to Section 3.6.1) received by such Participating Investor from the sale of the Registrable Securities giving rise to such indemnification; provided, further, that the indemnity contained in this Section 3.8.2 shall not apply to amounts paid in settlement of any such claim if such settlement is effected without the consent of the Participating Investors who owned a majority of the Registrable Securities sold pursuant to the Registration Statement, prospectus or any amendment or supplement thereto out of which such claim arose. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CQP or any such director, officer, employee, agent, manager or controlling Person, and shall survive the Transfer of such securities by such Participating Investor.

3.8.3	Promptly after any indemnified party has received Notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the indemnified party believes in good faith is an indemnifiable claim under this Section 3, the indemnified party shall give the indemnifying party written Notice of such claim, but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such Notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after Notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Section 3.8, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

3.8.4	If the indemnification provided for in this Section 3.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Participating Investor be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Participating Investor from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

3.8.5	The provisions of this Section 3.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to Law, equity, Contract or otherwise.

3.9	Rule 144

CQP will use its reasonable best efforts to undertake the acts described below in this Section 3.9. CQP will timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if CQP is not required to file such reports, it will, upon the request of an Investor or a Company Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as any Investor or any Company Holder may reasonably request, to the extent required from time to time to enable such Investor or such Company Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Investor or any Company Holder, CQP will deliver to such Investor or such Company Holder a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.

3.10	Future Holdings

In the event that the Purchaser or any of its Affiliates acquire CQP equity securities pursuant to (i) its preemptive rights under the CQP Partnership Agreement or (ii) an acquisition thereof after the consent of CQP under Section 4.3, the Purchaser and CQP agree to negotiate in good faith registration rights with respect thereto consistent with the terms of this Agreement.

3.11	Third Parties

CQP agrees not to grant registration rights to any other Person that conflict with or impair the registration rights (or which provide pari passu or priority cutback rights over the Investors) contained in this Agreement without the prior written consent of the Purchaser.

4	Information Rights; Confidentiality; Trading; Standstill

4.1	Information Rights

4.1.1	After the Initial Funding Date, each Investor that (x) holds more than 3,333,333 Class B Units (as adjusted for splits and reverse splits), (y) will hold more than 3,333,333 Class B Units after purchasing all Class B Units expected to be purchased by such Investor pursuant to the Unit Purchase Agreement or (z) holds more than 2.5% of the outstanding Common Units and Common Units issuable upon conversion of the outstanding Class B Units (each a “Significant Holder”), who is bound by a confidentiality agreement provided by CQP as described below, shall have access to an electronic dataroom, which shall be maintained by CQP as long as any Registrable Securities remain outstanding, which shall include monthly construction reports, lender’s independent engineer reports, change orders and any other information provided by any member of the Partnership Group to its lender. The confidentiality agreement signed by each Investor to be granted access to such electronic dataroom shall include an agreement acknowledging that, if such Investor receives material nonpublic information by virtue of the information rights provided in this Section 4.1, such Investor is aware of its obligations under securities Laws and agrees not to purchase or sell securities of CQP or of its Affiliates in violation of the securities Laws. All Investor inquiries related to such electronic dataroom shall be handled by the Purchaser. CQP agrees to remove any Significant Holder from access to the dataroom at any time upon written request of such Significant Holder, provided that any Significant Holder who so requests to be removed from access to the dataroom shall be entitled to elect to regain access for so long as such Significant Holder remains a Significant Holder.

4.1.2	During the Investor Approval Period, the Purchaser shall have the right to appoint an engineer or third-party engineering consultant who shall be reasonably acceptable to CQP (the “Consultant”) who shall be seconded to CQP and entitled to access to such information that he or she reasonably requests regarding the Liquefaction Project and to observe, attend, or request meetings with relevance to the Liquefaction Project, including meetings with Bechtel Oil, Gas and Chemicals, Inc. and any other contracting party under an EPC Contract with relevance to the construction of the Liquefaction Project; provided that any such information that is disclosed to the Purchaser shall be subject to Section 4.2 and the Consultant shall agree to be bound by substantially the same terms of confidentiality. In the event that CQP determines that the particular Consultant is unreasonably disruptive to the business of CQP, then CQP shall have a one-time right to remove the Consultant, which Consultant may be replaced by the Purchaser acting in good faith. Thereafter, the Independent CQP Directors shall have the right to remove any Consultant that is unreasonably disruptive to the business of CQP, and the Purchaser may designate a replacement. CQP will pay the fees and expenses of the Consultant (including any replacement thereof).

4.1.3	During the Investor Approval Period, CQP shall permit the Purchaser to visit and inspect CQP’s properties, to examine its books of accounts and records and to discuss CQP’s affairs, finances and accounts with the General Partner’s officers, upon reasonable advance request, during normal business hours, for a proper purpose reasonably related to the investment of such Persons in the Registrable Securities; provided that any such information shall be subject to Section 4.2. Any expenses incurred by CQP pursuant to this Section 4.1.3 shall be borne by the requesting party; provided, however, that the Purchaser shall not be required to pay for any fees or expenses pursuant to this Section 4.1.3 to the extent CQP is required to reimburse the Purchaser for such fees and expenses pursuant to Section 6.3.

4.1.4	During the Investor Approval Period, the Purchaser shall be permitted to share with its equity holders and the Investors the information and materials shared with the Investor CQP Directors as members of the CQP Board, provided that such Investor CQP Directors shall be subject to their fiduciary duties as directors (including as set forth under Section 6.2 of the General Partner LLC Agreement) with respect to sharing CQP information and in its interaction with the Purchaser’s investors and co-investors, which duties shall include, without limitation, a restriction on sharing information regarding (i) any prospective business opportunities presented to the CQP Board and (ii) information subject to confidentiality by CQP or the General Partner with third parties if CQP or the General Partner has identified to the Purchaser or the CQP Board that such information is confidential and the disclosure thereof by the Investor CQP Directors would cause a breach of such confidentiality obligation.

4.2	Confidentiality; Trading

4.2.1

Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in CQP, any Confidential Information (as defined below) obtained from the Partnership Group pursuant to the terms of this Agreement; provided, however, that each Investor may disclose Confidential Information (i) to its Representatives specified in clause (i) of the definition thereof who have a need to know such information in connection with the Investor’s investment in CQP (subject to each such authorized recipient of such confidential information agreeing to keep such information confidential and provided that such Investor shall be liable for any breach of confidentiality by any such recipient); (ii) to any limited partner, investor or prospective investor of such Investor in connection with marketing activities by such Investor (subject to each such authorized recipient of such confidential information agreeing to keep such information confidential and provided that any Investor shall be liable for any breach of confidentiality by any such recipient); (iii) in its periodic reports required under the Exchange Act or any Registration Statement or prospectus under the Securities Act to the extent, and only to the extent: (A) the Investor is advised by legal counsel that such disclosure is required to comply with the Securities Act or the Exchange Act and the rules and regulations of the SEC promulgated thereunder, (B) the Investor takes reasonable steps to minimize the extent of any such required disclosure, and (C) the Investor advises CQP of any such proposed disclosure prior to its filing and consults with CQP as to the nature and extent of such disclosure; and (iv) as may otherwise be (A) required by Law or (B) in connection with any claims or actions relating to the Investor or its Affiliates or Representatives, to the extent required by subpoena or court of competent jurisdiction or by a governmental or administrative body, provided that (x) the Investor is advised by legal counsel that such disclosure is required, (y) the Investor takes reasonable steps to minimize the extent of any such required disclosure, and (z) to the extent permitted by applicable Law, the Investor advises CQP of any such disclosure prior to its release (including the nature and extent of such disclosure) and affords CQP the reasonable opportunity to limit such disclosure. “Confidential Information” shall mean any confidential information provided to an Investor regarding the Partnership Group excluding information that (a) is available through public records or otherwise in the public domain at the time of its disclosure or thereafter (other than as a result of a disclosure by the Investor or its Representatives in breach of this Agreement or other obligations of confidentiality owed to the Partnership Group), (b) is already in the possession of the Investor or any of its Representatives prior to disclosure by the Partnership Group and was not previously acquired by the Investor or its Representatives directly or indirectly from the Partnership Group or that was independently developed by the Investor or on its behalf without access to the

Confidential Information received under this Agreement, or (c) is or has been lawfully acquired by the Investor or any of its Representatives from a third party (other than the Partnership Group or its Representatives) not known by the Investor to be prohibited from so disclosing such information to the Investor by a legal, contractual, fiduciary or other obligation owed to any member of the Partnership Group.

4.3	Trading; Standstill.

4.3.1	Each Investor acknowledges that the receipt of material nonpublic information pursuant to this Agreement may restrict the ability of such Investor to trade in securities of CQP, the Company or their respective Affiliates, and agrees not to trade in any securities of CQP, the Company or their respective Affiliates either (i) in violation of any applicable securities Laws or (ii) without the written consent of CQP, during any trading blackout periods established by CQP under any insider trading policies of the General Partner or CQP as applicable to the directors and officers of the General Partner, unless otherwise approved by CQP; provided, that this restriction in clause (ii) shall in no way limit the Investors’ rights to sell Registrable Securities under Section 3 (or to sell equity securities pursuant to any registration rights granted pursuant to Section 3.10), subject to the terms and conditions therein.

4.3.2	Notwithstanding anything to the contrary provided in this Agreement (including Section 4.3.3) or any of the other Basic Documents, none of the provisions of the Basic Documents shall in any way limit the activities of (i) The Blackstone Group L.P. and its Affiliates in their businesses distinct from the private equity business of The Blackstone Group L.P. or (ii) the members of the Purchaser or its respective Affiliates in their businesses distinct from the private equity business of such member; provided that the Evaluation Material is not made available to Representatives of The Blackstone Group L.P. and its Affiliates or of the members of the Purchaser or its Affiliates who are not involved in the private equity business of The Blackstone Group L.P. or such members, as the case may be.

4.3.3

During the Investor Approval Period, without the prior written consent of CQP, each Investor agrees that it shall not, nor shall it permit any of its Affiliates to acquire, directly or beneficially, any equity interest or debt in the Company or any member of the Partnership Group; provided, however, that the foregoing restrictions shall not apply to: (a) the acquisition of Units as contemplated by the Unit Purchase Agreement, (b) the issuance of any Conversion Units, (c) a unit split, reverse unit split, reclassification, reorganization or other transaction by CQP affecting any class of the outstanding equity securities of CQP generally, (d) a dividend of units or other pro rata distribution by CQP to holders of its outstanding equity securities, (e) any rights of an Investor to Transfer or acquire equity interests or debt in the Company or any member of the Partnership Group that are set forth in any of the Basic Documents (including upon the exercise of preemptive rights), (f) any action taken with the prior written consent of CQP, (g) any actions by an Investor with respect to a Significant Event authorized by the CQP Board or (h) any person who is a director of CQP acting in his capacity as a director of CQP in the ordinary course and within the CQP Board process.

4.4	Transfer Restrictions

4.4.1	Without the prior written consent of CQP (given in its sole discretion), each Investor shall not, during the period commencing on the Initial Funding Date and ending on the second anniversary thereafter (the “Restricted Period”), Transfer any of its Class B Units or Conversion Units; provided, however, that the foregoing restrictions shall not apply to any Transfer of Class B Units (i) explicitly permitted by this Agreement or Section 7.03(b)(iii) of the Unit Purchase Agreement, (ii) subject to Section 4.4.2, by an Investor to an Affiliate of such Investor or any limited partner of such Investor or such Investor’s equity holders or (iii) by an Investor in the event such Investor reasonably determines that it or any of its equity holders has a Regulatory Problem, in each case to a Person that (1) is an “accredited investor” as defined under the Securities Act and (2) agrees to be bound by all of the terms and conditions of this Agreement as an Investor, including this Section 4.4.1; provided, further, that no Person to whom any Class B Units or Conversion Units are Transferred pursuant to subsection (iii) of the first proviso of this Section 4.4.1 shall be entitled to or provided with any information rights pursuant to Section 4.1 without the prior consent of the CQP Board.

4.4.2	So long as Section 9.11(b) of the Common Terms Agreement is in force and effect (in the same form as such section is in effect on the date hereof), without the prior written consent of the Required Secured Parties (as defined in the Common Terms Agreement), notwithstanding any other provision of this Agreement to the contrary, during the period commencing on the Initial Funding Date and ending on the earlier of (i) the Project Completion Date (as defined in the Common Terms Agreement) and (ii) repayment in full of all Obligations under the Term Loan A Credit Agreement (as each such term is defined in the Common Terms Agreement) (the “Lender Lock-up Period”), Related Persons shall not Transfer such a quantity of Class B Units and Conversion Units to Persons that are not Related Persons such that the sum of (x) the Common Unit Equivalents then-held by all Related Persons plus (y) the number of Common Unit Equivalents that the Related Persons would hold if all Remaining Units (as such term is used and defined in the Unit Purchase Agreement) were then-issued to Related Persons, is less than 100,000,000 Common Unit Equivalents in the aggregate immediately following such Transfer.

4.4.3	Without the prior written consent of the Purchaser, the Company shall cause the Company Holders not to, during the Restricted Period, Transfer any of its Class B Units or Conversion Units; provided, however, that the foregoing restrictions shall not apply to any Transfer of Class B Units explicitly permitted by this Agreement; provided, further, that a Company Holder may Transfer its Class B Units to any of its Affiliates that (1) is an “accredited investor” as defined under the Securities Act and (2) agrees to be bound by all of the terms and conditions of this Agreement as a Company Holder, including this Section 4.4.3.

4.4.4	Without the prior written consent of the CQP Board, during the Investor Approval Period, the Company shall not Transfer, directly or indirectly, (i) the equity interest in the General Partner, (ii) the equity interests in Cheniere LNG O&M Services, LLC, Cheniere LNG Terminals, Inc. or any other entity providing services to CQP (the “Service Companies”), or (iii) the Incentive Distribution Rights (as defined in the CQP Partnership Agreement) under Section 4.7 of the CQP Partnership Agreement, except, in each case, (a) to another wholly owned Subsidiary of the Company or any member of the Partnership Group or (b) to a Person acquiring 100% of the equity interest in the General Partner and 100% of its equity interests in all of the Service Companies. Notwithstanding the foregoing, the Company shall not be limited by the foregoing from considering or entering into any inquiry, proposal, offer or transaction relating to any acquisition or purchase of the Company in any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company.

4.4.5	In the event that any Investor reasonably determines that it or any of its equity holders has a Regulatory Problem, the Partnership Group agrees to take all such actions, at such Investor’s expense, as are reasonably requested by such Investor in order, subject only to compliance with applicable securities Laws and other applicable Law, to effectuate and facilitate any Transfer permitted by Section 4.4.1 by such Investor of Class B Units then held by such Investor.

4.4.6	This Section 4.4 shall not restrict any bona fide pledge of any equity securities in respect of obligations owed by the Person making such pledge so long as such pledge is not made with the purpose of otherwise circumventing the restrictions on Transfer herein.

4.4.7

Upon written Notice to CQP, each Person to whom an Investor has Transferred any of its Class B Units or Registrable Securities in compliance with the Basic Documents (other than a Transfer made during the Restricted Period that would not otherwise have been permitted hereunder without the prior written consent of CQP) shall become an Investor hereunder upon its execution of a Joinder Agreement. Furthermore, any assignee of the Purchaser that purchased Class B Units directly from CQP pursuant to the Unit Purchase Agreement shall be an Investor hereunder upon its execution of a Joinder Agreement. Upon written Notice to the Investors, each Person to whom a Company Holder Transfers any Class B Units or Registrable Securities in compliance with the Basic Documents shall become a Company Holder upon execution of a Joinder Agreement.

4.4.8	Unless otherwise indicated to CQP in a writing from the Purchaser (or such other Investor to whom the Purchaser assigns such right), a permitted assignee of the Purchaser shall possess all of the rights of the Purchaser contained herein to appoint directors to the CQP Board pursuant to Section 6.09(a) of the General Partner LLC Agreement and the Consultant.

4.4.9	Subject to Section 4.4.1, the Purchaser shall be permitted to assign any of its rights hereunder to any Person to whom the Purchaser has Transferred any of its Class B Units or Registrable Securities in compliance with the Basic Documents, and such transferee shall become the “Purchaser” hereunder upon its execution of a Joinder Agreement; provided, that such successor “Purchaser” must be an Affiliate of a member of the Blackstone Management Group.

4.4.10	Each Investor and Company Holder shall be liable for its actions on a several basis, and not on a joint and several basis.

4.4.11	Any Transfers of Class B Units or Conversion Units in violation of this Section 4.4 shall be void ab initio, and the Company shall not recognize any purported transferee of such Class B Units or Conversion Units as a unitholder of the Company.

4.5	Legends

4.5.1	The Company, each Investor and each Company Holder acknowledge that the certificates representing the Class B Units subject to Section 4 of this Agreement may bear, in addition to a customary legend relating to restrictions under the Securities Act, the restrictive legend set forth below evidencing the terms of this Agreement. CQP shall remove the following restrictive legend after the end of the Restricted Period (or upon a Transfer of Class B Units pursuant to the second proviso of Section 4.4.1, for the certificates representing the Class B Units Transferred) upon exchange of the existing certificates.

“The Class B Units evidenced by this certificate are subject to restrictions on transfer as set forth in Section 4.4 of the Investors’ and Registration Rights Agreement, dated as of July 31, 2012. A copy of this agreement will be furnished by the Partnership upon request.”

5	Other Agreements

5.1	Financing Cooperation

Except as provided in Section 3, during the Investor Approval Period, to the extent requested by the Purchaser, the Purchaser, CQP and the General Partner shall, and shall cause their respective Representatives specified in clause (i) of the definition thereof to, cooperate and collaborate with respect to the arrangement and consummation of any Financing.

5.2	Gas Supply Plan and Risk Management Policy

Provided that the Initial Funding has occurred CQP shall work in good faith to prepare as promptly as practicable (but in any event no later than June 30, 2014) a Gas Supply Plan and a Risk Management Policy, consistent with the principles set forth on Schedule 5.2 attached hereto, and present such plan and policy, including any subsequent amendments thereto, to the CQP Board for consideration and approval. Any element of the Gas Supply Plan or Risk Management Policy, or subsequent amendments thereto, that the Purchaser deems in good faith to be inconsistent with Schedule 5.2 shall require approval of the Executive Committee.

5.3	Insurance

Promptly following the Initial Funding Date, the Company shall, and shall cause its applicable Affiliates (other than members of the Partnership Group) to, execute one or more endorsements in forms reasonably satisfactory to CQP to cause all amounts payable pursuant to any all risk property and time element policies (collectively “Property Insurance”) of the Company and/or its Affiliates relating to any property of a member of the Partnership Group (including without limitation all of the insurance policies set forth on Schedule 5.3) to be paid directly to CQP and/or the applicable member of the Partnership Group, and for the Company and its Affiliates (other than members of the Partnership Group) to relinquish all right, title and interest to such payments. Upon the next renewal period for the Property Insurance for the members of the Partnership Group that occurs after the Initial Funding Date, CQP and/or the other applicable members of the Partnership Group shall obtain Property Insurance policies which are separate from the Property Insurance of the Company and its Affiliates (other than members of the Partnership Group), and the Company and its Affiliates shall no longer obtain Property Insurance for the members of the Partnership Group other than pursuant to the Service Agreements.

5.4	Company Board Nominee

During the Investor Approval Period, upon the request of the Purchaser, the Company shall take all necessary actions to cause to be appointed to its board of directors (the “CEI Board”) a person nominated by the Purchaser to serve as a member of the CEI Board (the “Purchaser Nominee”). Initially, the Purchaser Nominee shall be appointed to fill a vacancy among the Class I directors of the

CEI Board (whether such vacancy is currently existing or newly created to comply with this covenant). The Company shall cause the nomination of each Purchaser Nominee (to the extent that such Purchaser Nominee would be up for election at such time) in connection with any subsequent proxy statement or information statement with respect to the election of directors and to have the CEI Board recommend in connection with each proxy statement or information statement relating to the election of directors to the CEI Board that the stockholders of the Company vote for the election of each Purchaser Nominee up for election at such time, and the Company shall not nominate any other person for the position on the CEI Board for which the Purchaser Nominee is up for election. If any such Purchaser Nominee is not elected to the CEI Board at any stockholder meeting (or action by written consent) with respect to the election of such Purchaser Nominee, then subject to applicable law, the CEI Board shall create a new vacancy in the class of directors on the CEI Board with the longest remaining term in which a vacancy can be created and fill such newly created vacancy on the CEI Board with another Purchaser Nominee. If prior to the end of the term of any member of the CEI Board that is a Purchaser Nominee, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy may be filled by the Purchaser with another Purchaser Nominee, and the Purchaser shall have the right to replace any Purchaser Nominee, at any time, with or without cause. Furthermore, the Company shall use its reasonable best efforts to assist the Purchaser in challenging, resisting or attempting to prevent any Person from successfully contesting the Purchaser Nominee’s appointment or election to the CEI Board. Notwithstanding the foregoing, the election and appointment of each Purchaser Nominee shall be subject to all legal requirements regarding service as a director of the Company and to the approval of the nominating and corporate governance committee of the CEI Board, which approval will not be unreasonably withheld or delayed. The Company shall make available to the Purchaser Nominee all of the same indemnification and exculpation protections on the same terms as are available to other members of the CEI Board, and the Company shall procure directors and officers insurance for the Purchaser Nominee with the same terms as that procured for the other directors on the CEI Board. The Company shall not amend, or permit to be amended, its certificate of incorporation or bylaws in any manner that is inconsistent with, or conflicts with, this Section 5.4 or the right of the Purchaser to appoint a Purchaser Nominee to the CEI Board pursuant to this Section 5.4.

5.5	Conflicts

After the Initial Funding Date, the parties agree to abide by any policies addressing potential conflicts established by the Conflicts Committee (as defined in the General Partner LLC Agreement) from time to time.

6	Miscellaneous

6.1	Notices

6.1.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(a)	in writing in English; and

(b)	delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

6.1.2	Notices to the Company, the General Partner or CQP shall be sent to the following Persons at the following addresses, and Notices to a Company Holder shall be sent to the Company at the following address, or such other Person or address as the Company, the General Partner, CQP or a Company Holder may notify the Purchaser or the other Investors from time to time:

Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, Texas 77002

Tel: 713.375.5276

Fax: 713.375.6276

Attention:         Meg A. Gentle

Cheniere Energy Partners GP, LLC.

700 Milam Street, Suite 800

Houston, Texas 77002

Tel: 713.375.5276

Fax: 713.375.6276

Attention:         Meg A. Gentle

Cheniere Energy Partners, L.P.

700 Milam Street, Suite 800

Houston, Texas 77002

Tel: 713.375.5276

Fax: 713.375.6276

Attention:         Meg A. Gentle

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Tel: 713.220.4200

Fax: 713.220.4285

Attention:         Meredith S. Mouer

                           David C. Buck

6.1.3	Notices to the Purchaser shall be sent to the following address, or such other Person or address as such Investor may notify to the Company and CQP from time to time:

Blackstone CQP Holdco LP

345 Park Avenue, 44th Floor

New York, NY 10154

Tel: 212.583.5000

Fax: 646.253.7517

Attention:         David Foley

                           Sean Klimczak

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Tel : 212.906.1200

Fax : 212.751.4864

Attention :         Charles E. Carpenter

                           David S. Allinson

Notices to an Investor shall be sent to the address indicated on the Joinder Agreement.

6.1.4	Notices shall be effective upon receipt and shall be deemed to have been received:

6.1.4.1	at the time of delivery, if delivered by hand, registered post or courier; and

6.1.4.2	at the expiration of two hours after completion of the transmission, if sent by facsimile, provided that, if a Notice would become effective under the above provisions after 5:30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Subject to the foregoing provisions of this Section 6.1, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

6.2	Termination

This Agreement shall be effective as of the date hereof. This Agreement shall automatically terminate at such time as the Unit Purchase Agreement is terminated provided that the Initial Funding has not theretofore occurred. This Agreement shall terminate with respect to any Investor on the date on which such Investor ceases to own Registrable Securities.

6.3	Fees and Expenses

Without duplication of the fees and expenses reimbursed to the Purchaser pursuant to the Unit Purchase Agreement and Section 3 hereof, CQP shall promptly reimburse the Purchaser from time to time, upon written request, for its actual and documented reasonable out-of-pocket legal and tax fees and expenses incurred by the Purchaser after the Initial Funding Date relating to Purchaser’s investment in CQP and the transactions contemplated by the Basic Documents, provided that CQP shall not be required to reimburse any such fees and expenses in connection with a sale by the Purchaser of any Class B Units or Registrable Securities, except in connection with a sale contemplated by Section 3 hereof.

6.4	Competing Asset Opportunities

During the Investor Approval Period, prior to any Transfer by the Company or its Affiliates (other than a member of the Partnership Group) of any assets for, pertaining to or in any way related to the liquefaction or regasification of natural gas, together with related facilities and equipment incidental thereto (the “Competing Assets”), to a master limited partnership formed by the Company or its Affiliates (other than a member of the Partnership Group) on or after the Initial Funding Date (a “Competing MLP”), the Company shall, or shall cause its Affiliates (other than a member of the Partnership Group) to, offer to CQP the opportunity to acquire such Competing Assets by sending a written Notice to CQP setting forth in reasonable detail information regarding the Competing Assets, the Company’s desired purchase price for such Competing Assets and, in the case of a proposed initial public offering of a Competing MLP, the valuation of the Competing Assets as determined by the lead underwriter of such Competing MLP (a “Competing Asset Opportunity Notice”); if such Transfer is proposed to occur in connection with a proposed initial public offering, the Company shall cause such lead underwriter to determine the enterprise value of the Competing MLP (assuming that the Transfer of the Competing Assets had occurred) as of the date of the Competing Asset Opportunity Notice. CQP will have the right, exercisable within fifteen (15) days of CQP’s receipt of a Competing Asset Opportunity Notice, to request that the Company engage in good faith discussions with CQP on terms to allow a member of the Partnership Group to acquire the Competing Assets. If the Company and CQP are unable to agree upon acceptable terms for a member of the Partnership Group to acquire the Competing Assets within thirty (30) days after the commencement of those good faith discussions, then the Company and its Affiliates shall be free to Transfer those Competing Assets into a Competing MLP or commence an initial public offering for a Competing MLP; provided that if any such Transfer into a Competing MLP or initial public offering of the Competing MLP is not completed within 365 days from the date of the Competing Asset Opportunity Notice, or if the lead underwriter of the proposed initial public offering of the Competing MLP determines during the marketing process, which such determination the Company shall cause the lead underwriter to undertake, that the enterprise value of the Competing MLP is less than the enterprise value determined at the time the Competing Asset Opportunity Notice was delivered, then any subsequent Transfer of such Competing Assets to a Competing MLP shall continue to be subject to the provisions of this Section 6.4, and the Company shall re-offer to CQP the opportunity to acquire such Competing Assets prior to any Transfer thereof to a Competing MLP by the Company.

6.5	Governing Law

This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to conflicts of Laws rules that would require or permit the application of the Laws of another jurisdiction.

6.6	Submission to Jurisdiction

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT, AND THAT SUCH JURISDICTION OF SUCH COURTS WITH RESPECT THERETO SHALL BE EXCLUSIVE, EXCEPT SOLELY TO THE EXTENT THAT ALL SUCH COURTS SHALL LAWFULLY DECLINE TO EXERCISE SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER

THE PERSON OF SUCH PARTIES IN CONNECTION WITH, AND OVER THE SUBJECT MATTER OF, ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

6.7	Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be revised or modified to the minimum degree necessary to render it valid and enforceable.

6.9	Entire Agreement

This Agreement, together with the Unit Purchase Agreement, the CEI Unit Purchase Agreement, the Subscription Agreement, the CQP Partnership Agreement, the General Partner LLC Agreement and related documents, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, written or oral, and all contemporaneous oral agreements, understandings or representations, in each case among the parties with respect to such matters.

6.10	Amendment and Waiver

No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company, any Investor or CQP unless such amendment, alteration, modification or waiver is approved in writing by each of the Company, the General Partner, CQP and the Purchaser; provided, however, that any such amendment, alteration, modification or waiver that could reasonably be expected to adversely affect the rights of any Investor(s) or Company Holder in any material respect (as compared to the other Investors or Company Holders) must be approved in writing by such Investor(s) or Company Holder disproportionately affected. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. The General Partner shall give Notice of any amendment or termination hereof to any Investors of which it is aware.

6.11	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. No party shall assign any or all of its rights or obligations under this Agreement without the consent of the other parties, other than as contemplated by Section 4.4.

6.12	No Third-Party Beneficiaries

Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

6.13	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CHENIERE ENERGY, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Vice President and Treasurer

CHENIERE ENERGY PARTNERS GP, LLC

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	Senior Vice President and Chief Financial Officer

CHENIERE ENERGY PARTNERS, L.P.
By:	Cheniere Energy Partners GP, LLC
its general partner

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	Senior Vice President and Chief Financial Officer

CHENIERE CLASS B UNITS HOLDINGS, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

BLACKSTONE CQP HOLDCO LP
By:	Blackstone CQP Holdco GP LLC,
its general partner

By:	Blackstone Management Associates VI
L.L.C., its sole member

By:	BMA VI L.L.C., its sole member

By:	/s/ David I. Foley
Name:	David I. Foley
Title:	Senior Managing Director

EXHIBIT A

FORM OF JOINDER AGREEMENT

Reference is hereby made to that certain Investors’ and Registration Rights Agreement (the “Investors’ Agreement”), dated as of July 31, 2012, by and among (i) Cheniere Energy, Inc., a Delaware corporation, (ii) Cheniere Energy Partners GP, LLC, a Delaware limited liability company, (iii) Cheniere Energy Partners, L.P., a Delaware limited partnership, (iv) Cheniere Class B Units Holdings, LLC, a Delaware limited liability company, and (vi) Blackstone CQP Holdco LP, a Delaware limited partnership, and the other parties thereto from time to time. Capitalized terms used herein without definition shall have the meaning set forth in the Investors’ Agreement.

WHEREAS, the undersigned person has become a holder of [            ] [Class B Units / Common Units]; and

NOW, THEREFORE, the undersigned agrees to become an “Investor” and a party to the Investors’ Agreement, and hereby agrees to be subject to and bound by all of the rights and obligations of an “Investor” for all purposes set forth in the Investors’ Agreement and agrees to be bound by all of the terms and provisions of the Investors’ Agreement.

This Joinder Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Executing Party]

By:
Name:
Title:

Schedule 5.2

Gas Supply Plan and Risk Management Policy Principles

Gas Supply Plan

The guiding principles of the Gas Supply Plan will be to ensure sufficient supply to meet customer nominations and to reduce the risk associated with supplying gas to the Liquefaction Project. The Gas Supply Plan will contain the following milestones:

•

By June 31, 2014, Sabine Pass Liquefaction (as defined in the Unit Purchase Agreement) shall have secured approximately 1,100,000 MMBtu/d of firm natural gas supply from creditworthy counterparties for delivery into any of the following locations: delivered to receipt points on the CTPL (as defined in the Unit Purchase Agreement, into receipt points from which Sabine Pass Liquefaction has secured firm transportation service to the CTPL, or directly to the Liquefaction Project. Dates of initial delivery and quantities will be aligned with the anticipated feed gas requirements of the individual Trains.

•

By June 30, 2014, Sabine Pass Liquefaction shall secure firm transport capacity on third party pipelines for delivery of gas into the CTPL or directly to the Liquefaction Project sufficient to meet at least 100% of the Liquefaction Project’s baseload Existing SPA (as defined in the Unit Purchase Agreement) feed and fuel and lost and unaccounted for gas requirements. The foregoing quantity may be reduced by the quantity of gas contracted to be supplied and delivered on a firm basis into the CTPL or directly to the Liquefaction Project.

•

Management will provide quarterly reports to the CQP Board updating the Gas Supply Plan as market conditions change and detailing performance against these milestones and such other performance benchmarks as may be requested by the CQP Board. Any changes to the Gas Supply Plan will be reviewed and approved by the CQP Board.

•

Management will include all expected costs of the Gas Supply Plan (including any capital costs for interconnects or expansions) as part of the annual budget that is submitted to and approved annually by the CQP Board, in reasonable detail as requested by the CQP Board.

Amended Risk Management Policy Principles

CQP shall amend its current risk management policy applicable to the Partnership Group in a manner reasonably acceptable to the Purchaser in accordance with the principles below, and CEI shall have affirmed that it and its Affiliates that conduct any activities on behalf of the Partnership Group shall comply therewith in respect of such activities.

•

The amended risk management policy shall include a comprehensive program for managing risks as they pertain to the Partnership Group’s activities and for monitoring risk exposure. The risk management policy shall be designed to limit the Partnership Group’s exposure to commodity price, credit, liquidity, basis, compliance and other similar risks in a manner that is consistent with the commercial operation of the Liquefaction Project as a contracted facility. The risk management policy shall set forth value at risk limits, open position limits, and approval thresholds for transactions or activities that will require CQP Board approval.

•	The risk management policy shall be reviewed and approved annually if requested by the CQP Board.

•	CEI and its Affiliates will comply with the risk management policy with respect to any activities conducted on behalf of the Partnership Group.

Schedule 5.3

Insurance

1.	$600 million combined property damage business interruption insurance coverage with a coverage period of 03/01/2012 to 03/01/2013. Policy numbers as follows:

LAYER /CARRIER	POLICY NO.	LINE
USD 600 M QUOTA SHARE
Swiss Re International SE	E110644	20.000%
Torus Insurance UK Ltd.	E110639	04.166%
Great Lakes Reinsurance (UK) PLC — Munich Re	E120642	08.834%
SJC 2003 (Lloyd’s Syndicate)	E120640	02.500%
Arch Insurance Company (Europe) Ltd.	E120640	02.000%
Infrassure, Ltd.	E121107	05.000%
Chartis (Nat’l Union Fire Ins. Co. of Pittsburgh PA)	61628085	15.000%
Navigators Management Company Inc.	11NSRO138901
MLM 1221 (Lloyd’s Syndicate)		02.800%
PEB 4000 (Lloyd’s Syndicate)		00.700%
Liberty Mutual Ins. Co.	3D656881004	05.000%
General Security Indemnity Co. of AZ (Scor)	201110E1317931	05.000%
Allianz Global Risks US Ins. Co	CLP 3013190	10.000%
XL Insurance America, Inc.	US00023173PR11A	10.000%

Total		91.000%

PRIMARY USD 150 M
National Union Fire Ins. Co. of Pittsburgh, PA (Chartis)	63803918	09.000%

USD 450 M xs USD 150 M
ARG 2121 (Lloyd’s Syndicate)	E120641	04.000%

USD 50 M xs USD 150 M
WRB 1967 (Lloyd’s Syndicate)	E120643	05.000%

USD 400 M xs USD 200 M
National Union Fire Ins. Co. of Pittsburgh, PA (Chartis)	61628089	05.000%

2.	$60 million gas in storage policy with a coverage period of 07/15/2012 to 07/15/2013. Policy # E120570

LAYER /CARRIER	POLICY NO.	LINE
USD 600 M QUOTA SHARE
Lloyds Syndicate MKL 3000	LME-E110570	12.000%
Lloyds Syndicate TRV 5000	LME-E110570	12.000%
Lloyds Syndicate MIT 3210	LME-E110570	16.000%
Lloyds Syndicate AES 1225	LME-E110570	12.000%
Lloyds Syndicate AFB 2623	LME-E110570	9.7200%
Lloyds Syndicate AFB 623	LME-E110570	2.2800%
Lloyds Syndicate XL 1209	LME-E110570	12.000%
Lloyds Syndicate XL 2003	LME-E110570	16.000%
Lloyds Syndicate CVS 1919	LME-E110570	8.000%